Exhibit 10.19

EXECUTION VERSION

AMENDED AND RESTATED

COMMON STOCK PURCHASE AGREEMENT

by and between

CYCLERION THERAPEUTICS, INC.,

and

THE INVESTORS NAMED HEREIN

Dated as of February 25, 2019

This AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 25, 2019, is entered into by and between Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”), and the Persons named on the signature pages hereto under the heading “Investors”, including those Persons who become parties to this Agreement after the date hereof as “Investors” by signing a Joinder (as defined below) pursuant to Section 1.2 (together, the “Investors”).  Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 9 hereof.

BACKGROUND

A.                                       Pursuant to the terms of that certain Separation Agreement to be entered into by and between the Company and Ironwood Pharmaceuticals, Inc., a Delaware corporation (“Ironwood”), in substantially the form made available in the Company’s electronic data room as of the date of the Original Agreement (as defined below) (including such agreement, the schedules thereto and the “Transaction Agreements” attached as exhibits thereto (and their respective schedules and exhibits), as the foregoing may be amended from time to time after the date of the Original Agreement, collectively, the “Separation Agreement”), Ironwood intends to separate into two separate, publicly traded companies, one for each of (i) the New Ironwood Pharmaceutical Business (as defined in the Separation Agreement), which shall be owned and conducted, directly or indirectly, by Ironwood and its subsidiaries and (ii) the Cyclerion Pharmaceutical Business (as defined in the Separation Agreement), which shall be owned and conducted, directly or indirectly, by the Company, if any (the “Separation”).

B.                                       The Company and the Investors have agreed that, pursuant to the terms of this Agreement, the Investors will purchase shares of the Common Stock of the Company (“Common Stock”) immediately following the consummation of the Distribution. The shares of Common Stock to be sold to the Investors pursuant to this Agreement are referred to herein as the “Shares”.

C.                                       The Company and the Investors intend that, for U.S. federal income tax purposes, the Separation and the Distribution, taken together, will qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code, and except for cash received in lieu of any fractional shares, the Distribution will qualify as tax-free under Section 355(a) of the Code to the stockholders of Ironwood and as tax-free to Ironwood under Section 361(c) of the Code (the “Intended Tax Treatment”).

D.                                       The Company and the Specified Investor entered into that certain Common Stock Purchase Agreement, dated as of January 7, 2019 (the “Original Agreement”), and, in accordance with Section 13.1 of the Original Agreement, the Company and the Specified Investor desire to amend and restate the Original Agreement in its entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto, intending to be bound, hereby agree as follows:

1.                                      Sale and Purchase of the Shares; Additional Investors; Aggregate Sales Cap.

1.1.                            Sale and Purchase of Shares.  Upon the terms and subject to the conditions herein contained, the Company shall sell to the Investors, and each Investor, severally and not jointly, shall purchase from the Company, at the Closing, the number of Shares determined by dividing (i) the amount set forth in the column entitled “Investor Commitment Amount” opposite such Investor’s name on Schedule I attached hereto (the “Investor Commitment Amount”) by (ii) the Purchase Price, rounded up to the nearest whole share.  The “Purchase Price” shall be determined by dividing (i) the Pre-Money Valuation by (ii) the Shares Deemed Outstanding as of immediately prior to the Closing, rounded to the nearest 1/10 of one cent.

1.2.                            Additional Investors.  During the period beginning on the date hereof and ending on the Closing Date, the Company may join, in its sole discretion, on substantially the same terms and conditions as those contained in this Agreement, additional parties as Investors hereto (each, an “Additional Investor”), and designate any such Additional Investor as a Specified Investor.  Any such Additional Investor shall become a party to this Agreement as an “Investor” hereunder by signing a joinder agreement to this Agreement (each, a “Joinder”), and the name, address, and Investor Commitment Amount of such Additional Investor provided in such Joinder shall be added to Schedule I. The Parties hereto acknowledge that the Investors do not intend to form a “group” under the Securities Act or the Exchange Act, and to the knowledge of the Investors and the Company no such “group” has been formed.

1.3.                            Aggregate Sales Cap.  Notwithstanding anything to the contrary contained herein, in no event shall the Testing Shares exceed the Ownership Cap.  In the event that the Testing Shares to be issued to the Investors at Closing pursuant to this Agreement would exceed the Ownership Cap, then each Investor’s Investor Commitment Amount shall be reduced on a pro rata basis so as to reduce the aggregate number of Shares to be issued to the Investors at Closing pursuant to this Agreement to the point at which the Testing Shares would not exceed the Ownership Cap, and no party hereto shall have any further obligation with respect to the excess of (x) each Investor’s original Investor Commitment Amount, over (y) each Investor’s Investor Commitment Amount as determined after the application of this Section 1.3.

1.4.                            Capped Investor.  Notwithstanding anything to the contrary contained herein, in the event that (a) the aggregate Shares to be issued to the Capped Investors (as such term may be defined as mutually agreed between an Additional Investor and the Company in an Additional Investor’s Joinder) pursuant to this Agreement at the Closing plus (b) the aggregate shares of Common Stock of the Company to be issued to the Capped Investors and the Other Capped Accounts (as such term may be defined as mutually agreed between an Additional Investor and the Company in an Additional Investor’s Joinder) in connection with the

Distribution, would cause the Capped Investors, together with the Other Capped Accounts, to collectively own shares of Common Stock of the Company which would represent more than 9.99% of the shares of the Common Stock of the Company then outstanding (the “Capped Investor Limitation”), then each Capped Investor’s Investor Commitment Amount shall be reduced on a pro rata basis so as to reduce the aggregate number of Shares to be sold and issued to the Capped Investors at Closing pursuant to this Agreement to the point at which such issuance would not exceed the Capped Investor Limitation, and no Capped Investor will have any further obligation with respect to the excess of (x) such Capped Investor’s original Investor Commitment Amount, over (y) such Capped Investor’s Investor Commitment Amount as determined after the application of this Section 1.4. The Company and the Capped Investors shall, at least three (3) Business Days prior to the anticipated Closing Date (or as otherwise mutually agreed to), work together to confirm (i) that the Investor Commitment Amounts for the Capped Investors, together with the Other Capped Accounts, do not exceed the Capped Investor Limitation, or (ii) if applicable, the amounts by which each Capped Investor’s Commitment Amount shall be reduced in accordance with this Section 1.4.

2.                                      Closing; Payment of Purchase Price; Use of Proceeds.

2.1.                            Closing.  Upon the closing of the transactions contemplated in Section 1 hereof following the satisfaction or waiver of the conditions specified in Section 5 (the “Closing”), the Company shall issue to each Investor the number of Shares determined pursuant to the provisions of Section 1, against payment of the aggregate Purchase Price for such Shares by wire transfer to a bank account designated by the Company.  The Closing shall take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 immediately following the Distribution (and after the satisfaction or waiver of the other conditions specified in Section 5 (other than conditions that by their nature must be satisfied on the Closing Date)), and the Company shall provide each Investor with written notice of the anticipated Closing Date at least five (5) Business Days prior to such date, provided that the Closing may occur at such other location or time as the Company and the Required Investors may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

2.2.                            Use of Proceeds.  The Company shall use the proceeds from the sale of Shares hereunder to fund working capital and other general corporate purposes.

3.                                      Representations and Warranties of the Investors.  Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1.                            Organization.  If such Investor is an entity, such Investor is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite corporate, limited liability company, partnership or trust (as the case may be) power and authority to enter into the Transaction Documents to which it is a party and perform its obligations thereunder.  If such Investor is an individual, he or she has all requisite power and authority to enter into the Transaction Documents to which he or she is a party and perform his or her obligations thereunder.

3.2.                            Authorization; Enforceability.   If such Investor is an entity, such Investor has full right, power, authority and capacity to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated by each such Transaction Document.  If such Investor is an entity, the execution, delivery and performance of each of the Transaction Documents to which it is a party has been duly authorized by all necessary action on the part of such Investor and its equityholders.  If such Investor is an individual, such Investor has the legal capacity to enter into each of the Transaction Documents to which he or she is a party and to consummate the transactions contemplated by each such Transaction Document. This Agreement has been duly executed and delivered by such Investor, and the other Transaction Documents and instruments referred to herein to which he, she or it is a party will be duly executed and delivered by such Investor at Closing, and each such agreement constitutes or at Closing will constitute a valid and binding obligation of such Investor enforceable against he, she or it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

3.3.                            Brokers.  There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of such Investor and who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement other than such fees or commissions for which the Company will be solely responsible.

3.4.                            Investment Representations and Warranties.  Such Investor understands that the offer and sale of Shares by the Company to the Investors as contemplated hereby has not been, nor (except pursuant to the provisions of Section 8) will be, registered under the Securities Act and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

3.5.                            Acquisition for Own Account.  Such Investor is acquiring the Shares for his, her or its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; it being understood that by making the representation contained in this Section 3.5, such Investor is not contractually agreeing to hold any of the Shares for any minimum period of time.

3.6.                            Ability to Protect Its Own Interests and Bear Economic Risks.  Such Investor acknowledges that he, she or it can bear the economic risk and complete loss of his, her or its investment in the Shares and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.7.                            Investor Status.  Such Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.   Such Investor is not party to any voting agreements or similar arrangements with respect to the Shares.  With regard to acquiring, holding, voting, or disposing of any stock of Ironwood or the Company, including the Shares, such Investor (a) has not acted in concert with any Person; (b) other than any Investors that are Affiliates of such Investor, is not, and has never been, a member or beneficiary of a trust, partnership, limited partnership, syndicate, or other group with any agreement, understanding, or arrangement, whether formal or informal (for the avoidance of doubt, the fact that an Investor is a trust or partnership or limited partnership in and of itself shall not breach this clause (b)); and (c) has no plan or intention to enter into an arrangement described in clause (a) or clause (b).

3.8.                            Foreign Investors. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that he, she or it has satisfied itself as to the full observance of the laws of his, her or its jurisdiction in connection with any invitation to subscribe for the Shares, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

3.9.                            Consents.  The execution, delivery and performance by such Investor of the Transaction Documents require no consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person.

3.10.                     No Violations.  The execution, delivery and performance by such Investor of, and compliance with, each of the Transaction Documents, and the consummation by such Investor of the transactions contemplated by each of the Transaction Documents (including, without limitation, the issuance and sale of the Shares) will not (a) if such Investor is an entity, result in a violation of the organizational documents of such Investor, (b) violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which such Investor is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to such Investor or by which any property or asset of such Investor is bound or affected, (d) result in a violation of any rule or regulation of FINRA or any Trading Markets or (e) result in the creation of any Encumbrance upon any of such Investor’s assets, in each case (other than with respect to foregoing clause (a)) except for such violations, defaults, rights of termination, acceleration or cancellation, or Encumbrances that would not have a material adverse effect on such Investor’s ability to perform his, her or its obligation under the Transaction Documents. If such Investor is an entity, such Investor is not in violation of its organizational documents.

3.11.                     Access to Information.  Such Investor has been given access to Company documents, records and other information he, she or it has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to his, her or its investment in the Shares.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or his, her or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth and accuracy of the Company’s representations and warranties contained in this Agreement.

3.12.                     Restricted Securities.  Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances, and such Investor further understands that the Shares will be subject to the transfer restrictions and legending requirements specified in Section 7.

3.13.                     Sufficient Funds. Such Investor has sufficient funds available to him, her or it to pay his, her or its full Investor Commitment Amount at Closing.

3.14.                     Ownership of Ironwood and Company Stock.

(a)                                 Any acquisition or disposition of any shares of Ironwood stock by such Investor or any Investor Tax Affiliate of such Investor on or after May 1, 2018, was made in the ordinary course of Investor’s business to realign such Investor’s (or its Investor Tax Affiliates’) portfolio in order to reflect such Investor’s or its Investor Tax Affiliates’ investment objectives, strategies, policies (including risk policies), or restrictions, or changes in assets under management (“Investment Policies,” and such acquisitions and dispositions, “Investment Trades”).

(b)                                 Neither such Investor nor any of its Investor Tax Affiliates has changed any of its Investment Policies as a result of, or in connection with, the Separation, and in no instance were such Investment Policies based on the investment decision of one or more other existing or prospective shareholders of Ironwood or the Company.

(c)                                  10% Shareholders

(i)                                     Except as set forth on Schedule I, such Investor, together with its Investor Tax Affiliates and Investor Commission Affiliates, (A) has not at any time since May 1, 2018, been a 10% Shareholder, (B) has no plan or intention as of the date of such Investor’s entrance into this Agreement to become a 10% Shareholder, and (C) will, as of the Closing, have no plan or intention to become a 10% Shareholder.

(ii)                                  Solely for purposes of this clause (c), if such Investor is a mutual fund (a “Fund”), shares of Company stock owned by its Investor Commission Affiliates will not be taken into account in determining whether such Investor is a 10% Shareholder to the extent that, except as set forth on Schedule I,  all of the following requirements are satisfied:

(A)                               The Investor is managed by a separate management team that makes investment decisions for the Investor that are unrelated to the investment decisions made by any other management team for or on behalf of any other Person (for the avoidance of doubt, members of a management team are separate from other employees, officers, and directors of a Person provided no such employee, officer, or director participates, or is expected to participate, in the day-to-day investment decisions of the management team);

(B)                               The Investment Policies of such Investor are materially different than the Investment Policies applicable to shares owned beneficially by each of such Investor’s Investor Commission Affiliates;

(C)                               Such Investor would satisfy the requirements of this Section 3.14, without regard to any reference to “Investor Commission Affiliate” in each clause of this Section 3.14, other than this clause (c)(ii); and

(D)                               The same Persons do not own, for U.S. federal income tax purposes, 50 percent or more of the equity of such Investor and of any Person (including another Fund) or account, the securities of which are treated as beneficially owned by such Investor Commission Affiliate pursuant to the rules and regulations of the Commission.

(d)                                 Such Investor’s investment in the Shares is based solely on the Investment Policies of itself and its Investor Tax Affiliates and is being made without regard to (i) the Investment Policies of any Person other than such Investor and its Investor Tax Affiliates, (ii) any effect such Investor’s investment may or may not have on any other Person’s decision to invest in Shares, or (iii) any ownership or prospective ownership of stock of Ironwood or the Company by any other Person.  Neither such Investor nor any of its Investor Tax Affiliates has had any discussions or negotiations with any other Investor or any of any other Investor’s Investor Tax Affiliates regarding the terms of purchase and sale of Shares pursuant to this Agreement.

(e)                                  Neither the Investor nor any of its Investor Tax Affiliates, alone or acting together, is seeking to obtain a seat on the board of directors of Ironwood or the Company or to otherwise actively participate in the management or operations of the Company, or has any plan or intention to do so; and no shares of Company stock, including the Shares, will have been acquired or held with the purpose of or with the effect of changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, or that would otherwise be inconsistent with an investment “solely for the purpose of a passive investment” within the meaning of 31 Code of Federal Regulations Section 800.223.

(f)                                   Neither such Investor nor any of its Investor Tax Affiliates has a current plan or intention to sell, exchange, or otherwise dispose of any stock of Ironwood or the Company as of the date of such Investor’s entrance into this Agreement and will not have any such plan or intention with respect to any stock of the Company as of the Closing.  For purposes of this clause (f) and for the avoidance of doubt, Investor anticipates that it may dispose of some or all of such shares in the future.

(g)                                  Any acquisitions or dispositions of Ironwood or Company stock by such Investor or any of its Investor Tax Affiliates occurring after the date hereof will be Investment Trades based solely on market conditions or investment considerations existing at such time.

(h)                                 If such Investor is a Specified Investor, such Investor is not acting as an agent, directly or indirectly, for Ironwood or the Company or the management of either of them, and is not soliciting, arranging, or negotiating acquisitions of Shares by any other Person for its own benefit or on behalf of Ironwood or the Company or the management of either company.

(i)                                     If such Investor is a Specified Investor, such Investor has negotiated the terms of its Shares purchase solely on its own behalf and is not acting as an agent or other representative directly or indirectly for any other Person to acquire any Shares.

3.15.                     No Solicitation.  The Shares were not offered or sold to such Investor by any form of general advertising or general solicitation as contemplated under Rule 502(c) in Regulation D promulgated under the Securities Act or otherwise.

3.16.                     Bad Actor Disqualifications.  Such Investor: (i) if a natural person, represents on his or her behalf; or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock corporation or other entity, represents on its behalf and the behalf of its officers, directors and principal stockholders, that he, she or it is not subject to any “Bad Actor” disqualifications described in Rule 506(d)(1) (subject to Rule 506(d)(2) and 506(d)(3)) with respect to the Company.

3.17.                     OFAC.  Neither such Investor nor, as of the date hereof to the knowledge of the Investor, any director, officer, agent, employee or person acting on behalf of the Investor is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

4.                                      Representations and Warranties by the Company.  The Company represents and warrants to the Investors, subject to exceptions for the disclosures in (x) the schedules included in the Separation Agreement or (y) the Information Statement filed as Exhibit 99.1 to the Form 10 and the other exhibits thereto (other than any information in the “Risk Factors” or “Cautionary Statement Concerning Forward-Looking Statements” sections of such Form 10), as follows:

4.1.                            Capitalization.

(a)                                 As of the Closing Date, all of the issued and outstanding shares of capital stock of the Company will be duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all federal and state securities laws.

(b)                                 No Person is entitled to pre-emptive rights with respect to any securities of the Company.  Except as set forth in the Form 10 and as contemplated by the Separation Agreement (including with respect to options and restricted stock units, as contemplated by the formulae and terms and conditions contained therein, as they may be amended from time to time), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any amounts of equity securities of any kind.

(c)                                  As of the date of the Original Agreement, Ironwood is sole shareholder of the Company.  At the Closing, the sole equity securities outstanding shall be those distributed to the shareholders of Ironwood pursuant to the Distribution, the Shares issued to Investors hereunder, and the options to purchase securities and restricted stock units granted to employees, directors or other service providers of the Company or Ironwood (as contemplated by the formulae and terms and conditions contained in Form 10 and the Separation Agreement, as they may be amended from time to time).

(d)                                 The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(e)                                  Except as may be provided in the Separation Agreement or the Transaction Documents, there are no voting agreements, buy-sell agreements or right of first purchase agreements between the Company, on the one hand, and any of the stockholders of the Company, on the other hand, relating to the securities of the Company held by them.

(f)                                   The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors).

(g)                                  The Company does not have outstanding any stockholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(h)                                 As of the Closing Date, the rights, preferences, privileges and restrictions of the Common Stock will be as stated in the Articles of Organization and Bylaws of the Company.

4.2.                            Issuance of Securities.  As of the Closing Date, the Shares being purchased by the Investors hereunder will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any Encumbrances or restrictions on transfer other than restrictions under the Transaction Documents, the Articles of Organization and Bylaws, under applicable state and federal securities laws, or any Encumbrances created by an Investor on its Shares.  The sale of the Shares hereunder is not subject to any preemptive rights, rights of first refusal or other similar rights or provisions contained in the Articles of Organization, Bylaws or any agreement to which the Company is a party. Assuming the accuracy of the representations and warranties of each Investor in Section 3 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.3.                            Incorporation and Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Form 10 and to enter into and perform its obligations under this Agreement.  The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except whether the failure to so qualify or be in good standing would not have a Material Adverse Effect.

4.4.                            Subsidiaries.  The Company has no Subsidiaries.

4.5.                            Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than (a) notification to any Trading Market on which any of the securities of the Company are listed or designated in connection with the issuance and sale of the Shares hereunder, (b) the filings required to comply with the Company’s registration obligations pursuant to Section 8 and (c) compliance with applicable U.S. federal and state securities laws, which compliance will have occurred within the appropriate time periods.

4.6.                            Authorization; Enforcement.

(a)                                 The Company has all requisite corporate power and has taken all necessary corporate action required for (a) the due authorization, execution, delivery and performance by the Company of each of the Transaction Documents, (b) the authorization of the performance of all obligations of the Company under each of the Transaction Documents, and (c) the authorization, issuance and delivery of the Shares.  This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents and instruments referred to herein to which it is a party will be at Closing duly executed and delivered by the Company, and at Closing each such agreement constitutes or will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

(b)                                 On or prior to the date of the Original Agreement, the Board of Directors of the Company (the “Board”) has duly adopted resolutions, among other things, authorizing and approving each of the Transaction Documents and the transactions contemplated thereby.

4.7.                            No Violations.  The Company is not in violation of its articles of organization or bylaws and the execution, delivery and performance by the Company of, and compliance with, each of the Transaction Documents, and the consummation by the Company of the transactions contemplated by each of the Transaction Documents (including, without limitation, the issuance and sale of the Shares) will not (a) result in a violation of its articles of organization or bylaws, (b) violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a violation of any rule or regulation of FINRA or any Trading Markets or (e) result in the creation of any Encumbrance upon any of the Company’s assets, in each such case (other than with respect to foregoing clause (a)) except for such violations, defaults, rights of termination, acceleration or cancellation, or Encumbrances that would not have a Material Adverse Effect.

4.8.                            Material Contracts.  Each Material Contract of the Company (as of the Closing Date) will be as disclosed in the Effective Form 10.  Except as would not have a Material Adverse Effect, as of the Closing Date: (i) each Material Contract will be the legal, valid and binding obligation of the Company enforceable against the Company and, to the knowledge of the Company as of the date of the Original Agreement, any other party thereto, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and by general equitable principles; and (ii) there shall not have occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such Material Contract.  From May 1, 2018 until the date of the Original Agreement, the Company has not been notified that any party to any Material Contract intends to cancel, terminate or not renew any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

4.9.                            Voting Rights.  Other than as provided by the Transaction Documents or any agreement or other document listed as an exhibit to the Form 10, there are no provisions in its articles of organization or bylaws or any instrument or contract to which the Company is a party which (a) is reasonably likely to affect or restrict the voting rights of the Investors with respect to the Shares in their capacity as stockholders of the Company, (b) is reasonably likely to adversely affect the Company’s or the Investors’ right or ability to consummate the transactions contemplated by, or comply with the terms of, the Transaction Documents, or (c) as of the date of the Original Agreement entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company.

4.10.                     No Integrated Offering.  Neither the Company, nor any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Shares nor have any of such Persons made any offers or sales of any security of the Company or solicited any offers to buy any security of the Company under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

4.11.                     Offering; Exemption.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of Shares by the Company to the Investors as contemplated hereby.

4.12.                     Form 10; Financial Statements.

(a)                                 The Form 10 complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable. As of the date that the  Form 10 shall have been declared effective by the Commission, the Form 10 will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 The pro forma financial statements of the Company included in the Form 10 present fairly, in all material respects, the financial position of the business of the Company as of the dates indicated.  Such pro forma financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except in the case of unaudited financial statements, which may be subject to normal recurring year-end adjustments and may not contain certain footnotes as permitted by applicable rules of the Commission.

(c)                                  As of the Closing Date, the Company will maintain a system of internal accounting controls that the Company believes will be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(d)                                 The Company will be in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  As of the Closing Date, the Company will have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures in a manner that the Company believes ensures that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act will be recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

4.13.                     Undisclosed Liabilities.  There are no liabilities of the Company that would be required to be reflected in its unaudited balance sheet as of September 30, 2018 in accordance with GAAP, other than liabilities:

(a)                                 reflected or reserved for in the unaudited balance sheet as of September 30, 2018 included in the Form 10;

(b)                                 created under, or incurred in connection with, the Transaction Documents;

(c)                                  executory obligations under Material Contracts; or

(d)                                 which would not in the aggregate have a Material Adverse Effect.

4.14.                     Litigation.  Except as set forth in the Form 10, (a) there is no action, suit, proceeding, inquiry or (to the knowledge of the Company) investigation (an “Action”) brought by or before any Governmental Entity now pending or, to the knowledge of the Company, threatened against or affecting the Company, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Company of its obligations thereunder, and (b) the Company is not in default in any material respect with respect to any judgment, order or decree of any Governmental Entity.  Neither the Company, nor to the Company’s knowledge, any director or officer of the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, in each case, involving the Company or Ironwood and its subsidiaries.  There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

4.15.                     Taxes.  The Company has filed all income and other material federal, foreign, state, local and other tax returns that are required to be filed or has properly requested extensions thereof and has paid all material taxes required to be paid and, if due and payable, any related or similar assessment, fine or penalty levied against it, except as may be being contested in good faith and by appropriate proceedings or reserved for on the Company’s books.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.12 hereof in respect of all taxes for all periods prior to the date of the most recent financial statement referred to therein as to which the tax liability of the Company has not been finally determined.

4.16.                     Employee Matters.

(a)                                 (i) No director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) solely as a result of the issuance of Shares pursuant to this Agreement; and (ii) no payment made or to be made to any current or former employee or director of the Company, or any of its controlled Affiliates by reason of the issuance of Shares pursuant to this Agreement (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.  As of the date of the Original Agreement, no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) set forth in the Form 10 has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.

(b)                                 As of the date of the Original Agreement, no officer or employee of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such officer or employee does not subject the Company to any material liability with respect to any of the foregoing matters.

(c)                                  The Company is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened, nor is the Company involved in or, to the knowledge of the Company, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees of the Company, except for any of the foregoing which would not have a Material Adverse Effect.  As of the date of the Original Agreement, to the Company’s knowledge, there are no material suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement.

4.17.                     Compliance with Laws.  The Company (i) is not in violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code convention, directive, order, judgment or other legal requirement (collectively, “Laws”) of any Governmental Entity, except in any such case for any violation as would not, individually or in the aggregate, have a Material Adverse Effect and (ii) as of the date of the Original Agreement, to the knowledge of the Company, is not being investigated with respect to, or has been threatened in writing to be charged with or given notice of any violation in any material respect of, any applicable Law.

4.18.                     Brokers.  Except as set forth in Schedule 4.18, there is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of the Company and who is entitled to any fee or commission in connection with the sale of Shares pursuant to this Agreement.

4.19.                     Environmental Matters.  The Company (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) as of the date of the Original Agreement, has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case of clauses (A), (B) or (C), for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

4.20.                     Intellectual Property Matters.  Except as set forth in the Form 10 and the Separation Agreement, as of the Closing Date, (a) the Company will be the owner of, or will have obtained valid and enforceable licenses for, the registered Intellectual Property; (b) to the knowledge of the Company, there will be no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is exclusively licensed to the Company; (c) to the knowledge of the Company, there will be no material infringement by third parties of any Intellectual Property; (d) there will be no pending or, to the knowledge of the Company, threatened material action, suit, proceeding or claim by others: (i) challenging the Company’s rights in or to any Intellectual Property; (ii) challenging the validity or ownership of any Intellectual Property; or (iii) asserting that the Company infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service infringe, misappropriate or violate any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (e) to the knowledge of the Company, (x) the patent applications within the Intellectual Property will be prepared, filed and prosecuted in good faith in all material respects and (y) all inventors will be properly identified on such patent applications and all patents within the Intellectual Property in all material respects.  Following the consummation of the Separation, the Company will have written agreements with its employees and contractors involved in the creation of Intellectual Property that oblige each employee or contractor, as applicable, to: (i) assign to the Company all Intellectual Property created or provided in the course of their employment or engagement (except for certain exceptions as may be agreed to with such persons for inventions not related to the discovery research or development of products containing a soluble guanylate cyclase stimulator); and (ii) keep Intellectual Property, as applicable, confidential and to safeguard it from unauthorized access, use, copying and disclosure.  As of the

Closing Date, the Intellectual Property will constitute all material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets, know-how and other intellectual property that are necessary to operate the business of the Company as conducted as of the Closing Date, other than the Ironwood name and mark.

4.21.                     Related-Party Transactions.  Except for the transactions contemplated hereby and as set forth in the Form 10 and the Separation Agreement, as of the Closing Date, there will be no business relationships or related-party transactions involving the Company or any other person of the type required to be disclosed in the Form 10 pursuant to Item 404 of Regulation S-K promulgated by the Commission.

4.22.                     Title to Property and Tangible Assets.  Except as set forth in the Form 10 and the Separation Agreement, as of the Closing Date, the Company will have good title to all of the real and tangible personal property and other tangible assets owned by the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects (“Liens”), except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

4.23.                     Absence of Changes.  From December 31, 2017 to the date of the Original Agreement, except as set forth in Form 10 or as contemplated by the Transaction Documents, there has not been:

(1)                                 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock;

(2)                                 any material change or amendment to a contract filed as an exhibit to the Form 10 that is material to the Company;

(3)                                 material alteration in its method of accounting, except as required by GAAP;

(4)                                 any agreement or commitment by the Company to do any of the foregoing; or

(5)                                 any change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.24.                     Foreign Corrupt Practices Act. As of the date of the Original Agreement, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or, to the knowledge of the Company, any applicable non-U.S. anti-bribery statute or regulation; (iv) failed to disclose any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company has conducted its business in compliance in all material respects with the FCPA and has policies and procedures designed to comply, and which are reasonably expected to continue to comply, with the FCPA in all material respects.

4.25.                     Money Laundering Laws. The operations of the Company are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to the knowledge of the Company, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and as of the date of the Original Agreement, no action or suit by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.26.                     OFAC. Neither the Company nor, as of the date of the Original Agreement to the knowledge of the Company, any director, officer, agent, employee or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds herefrom, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

4.27.                     Regulatory Permits.  Except as set forth in the Form 10 and the Separation Agreement, as of the Closing Date, (a) the Company will have such permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as currently conducted and as described in the Form 10, including, without limitation, any Investigational New Drug Application (“IND”) as required by the United States Food and Drug Administration (“FDA”) or authorizations issued by federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by the Company (collectively, “Regulatory Authorities”), and (b) the Company will be in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits will be valid and in full force and effect, in each case in all material respects. As of the date of the Original

Agreement, the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of any of the Regulatory Permits.

4.28.                     Preclinical and Clinical Data and Regulatory Compliance.  The preclinical tests and clinical trials (collectively, “Studies”) that are described in, or the results of which are referred to in, the Form 10 were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and each description of the results of such Studies is accurate and complete in all material respects, and as of the date of the Original Agreement the Company has no knowledge of any other studies the results of which are inconsistent in any material respect with, or otherwise call into question, the results described in the Form 10.  Except as set forth in the Form 10, as of the date of the Original Agreement, the Company has not received any written notice of, or correspondence from, any Regulatory Authority or institutional review board requiring the termination, suspension or material modification of any Studies that are described or referred to in the Form 10 and the Company has operated and currently is in compliance in all material respects with applicable laws, rules, regulations and policies of the Regulatory Authorities, including current Good Laboratory Practices and current Good Clinical Practices.

4.29.                     Insurance.  Except as set forth in the Form 10 and the Separation Agreement, as of the Closing Date, (i) the Company will be insured by reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and policies covering the Company for product liability claims and clinical trial liability claims and, (ii) to the Company’s knowledge, the Company will be able (a) to renew its existing insurance coverage as and when such policies expire and (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.  As of the date of the Original Agreement, the Company has not been denied any insurance coverage which it has sought or for which it has applied.  Without limiting the generality of the foregoing, as of the Closing Date the Company will carry director and officer insurance with customary coverage limits reasonable for a Company of its size.

4.30.                     Investment Company.  The Company is not, and will not be, immediately following receipt of payment for the Shares being purchased pursuant to this Agreement, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.31.                     Accountants.  Ernst & Young LLP, who expressed its opinion with respect to the financial statements included in the Form 10, is (a) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (b) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (c) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

4.32.                     Disclosure.  As of the Closing Date, the Company will have made disclosures so that, to the Company’s knowledge, the Investors will not be in possession of any material, non-public information with respect to the Company provided to the Investors by the Company or its officers or directors or any other representative acting on the Company’s behalf. The Company understands and confirms that the Investors will rely on the representations contained in the first sentence of this Section 4.32 in effecting transactions in securities of the Company.

4.33.                     No Other Representations and Warranties. The representations and warranties set forth in this Section 4 are the only representations and warranties made by the Company (or any of its Affiliates) with respect to the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this Section 4, none of the Company or its Affiliates makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates, and each of the Company and its Affiliates hereby disclaim all liability and responsibility for any and all projections, forecasts, estimates, plans or prospects (including the reasonableness of the assumptions underlying such forecasts, estimates, projections, plans or prospects), management presentations, financial statements, internal ratings, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to any Investor or any of its Affiliates or representatives, including omissions therefrom.

5.                                      Conditions of Parties’ Obligations.

5.1.                            Conditions of the Investors’ Obligations at the Closing.  The obligations of the Investors to purchase the Shares set forth on Schedule I attached hereto at the Closing (except where otherwise specified) are subject to the fulfillment prior to the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Required Investors in their sole discretion.

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(b)                                 Performance.  The Company shall have performed in all material respects all covenants and agreements contained in this Agreement required to be performed by the Company on or prior to the Closing.

(c)                                  Supporting Documents.  The Investors at the Closing shall have received the following:

(1)                                 A good standing certificate of the Company from the secretary of state of the state of the Company’s jurisdiction of incorporation, if good standing certificates are issuable in its jurisdiction of incorporation;

(2)                                 Copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

(3)                                 A copy of the Articles of Organization and Bylaws of the Company, certified by the Secretary of the Company; and

(4)                                 A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraphs (2) and (3) above.

(d)                                 Trading Market Listing. The Common Stock shall be listed on a Trading Market.

(e)                                  No Material Adverse Effect.  Since the date of the Original Agreement, except as set forth in the Form 10 or the Separation Agreement, or as contemplated by the Transaction Documents, there shall not have occurred a Material Adverse Effect.

(f)                                   Form 10 Effectiveness.  The Form 10 shall have been declared effective by the Commission (the “Effective Form 10”); provided, however, that in the event the Effective Form 10 contains any change or changes (taking into account, without limitation, any change or changes to the Material Contracts and pro forma financial statements disclosed therein, but excluding any change or changes in the Effective Separation Agreement (which is addressed in clause (g) below) from the draft Form 10 made available in the Company’s electronic data room as of the date of the Original Agreement, and such change or changes, individually or in the aggregate, affect the business, assets and/or liabilities of the Company (taken as a whole) and are required changes from such draft Form 10 in order to ensure that the Effective Form 10 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than with respect to any amendment(s): (w) to the provisions referred to in Schedule 5.1 hereto, (x) to which the Investor Consent was obtained for purposes of clause (g) below, (y) relating to any (i) forecasts, estimates, expectations, timetables or similar forward looking considerations, and for the avoidance of doubt, including any such information in the “Risk Factors” or “Cautionary Statement Concerning Forward-Looking Statements” sections of such Form 10, (ii) results of any research, surveys, studies or trials conducted or (iii) approvals, denials or other responses to INDs or other applications by or on behalf of the Company from Governmental Entities or other third parties or (z) without limiting the Investors’ rights with respect to the condition precedent in Section 5.1(e), relating to changes occurring in the ordinary course of business or otherwise as are reasonably anticipated in connection with the Separation, Distribution or the transactions contemplated thereby (including, for example purposes only, disclosures as to new contracts or new patent applications entered into or applied for in the ordinary course of business, the removal of references to expired contracts or denied patent applications in the ordinary course of business, or the inclusion of references to a IRS private letter ruling or other correspondence received after the date of the Original Agreement)), this Section 5.1(f) shall not be deemed satisfied unless the Investor Consent was obtained with respect to such amendment(s); provided, further, however, that the Investors shall not unreasonably withhold such consent. “Investor Consent” means, with respect to any amendment or other action requiring consent hereunder, either (a) the written consent by the Required Investors to such amendment or action, or (b) the failure of at least the Required Investors to respond in writing affirmatively denying such consent within three Business Days of receipt of the Company’s written request for such consent.

(g)                                  Distribution.  Ironwood and the Company shall have completed the Distribution substantially on the terms described in the Separation Agreement as incorporated into the Effective Form 10 (the “Effective Separation Agreement”); provided, however, that in the event the Effective Separation Agreement contains any change or changes from the draft Separation Agreement made available in the Company’s electronic data room as of the date of the Original Agreement, and such change or changes, individually or in the aggregate, affect the business, assets and/or liabilities of the Company (taken as a whole) and such changes from such draft Separation Agreement require amendments to the draft Form 10 in order to ensure that the Effective Form 10 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than with respect to any amendment(s): (w) to the provisions referred to in Schedule 5.1 hereto, (x) to which the Investor Consent was obtained for purposes of clause (f) above, (y) relating to any (i) change in forecasts, estimates, expectations, timetables or similar forward looking considerations, (ii) results of any research, surveys, studies or trials conducted or (iii) approvals, denials or other responses to INDs or other applications by or on behalf of the Company from Governmental Entities or other third parties, or (z) without limiting the Investors’ rights with respect to the condition precedent in Section 5.1(e), relating to changes occurring in the ordinary course of business or otherwise as are reasonably anticipated in connection with the Separation, Distribution or the transactions contemplated thereby (including, for example purposes only, new contracts or new patent applications added to Separation Agreement schedules entered into or applied for in the ordinary course of business, the removal of references to expired contracts or denied patent applications in the ordinary course of business, or the inclusion of references to a IRS private letter ruling or other correspondence received after the date of the Original Agreement)), this Section 5.1(g) shall not be deemed satisfied unless the Investor Consent was obtained with respect to such amendment(s); provided, further, however, that the Investors shall not unreasonably withhold such consent.

(h)           KPMG Opinion.  The Company shall have received an opinion from KPMG that the Separation and Distribution will qualify for the Intended Tax Treatment, a copy of which shall have been delivered to the Investors.

(i)            Minimum Sale of Shares.  The sale of Shares at the Closing (for the avoidance of doubt, excluding any sale of Shares to Ironwood or its subsidiaries ) shall result in aggregate proceeds to the Company (taking into account the effect of Section 1.3) of an amount equal to at least (x) $150 million minus (y) the aggregate amount of any reduction to the Investor Commitment Amounts of the Capped Investors under Section 1.4.

(j)            Compliance Certificate.  The Company shall have delivered to the Investors a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the effect that the conditions specified in subsections (a) and (b) of this Section 5.1 have been satisfied.

5.2.         Conditions of the Company’s Obligations.  The obligations of the Company under Section 1 hereof with respect to each Investor (on a several, and not joint, Investor-by-Investor basis) are subject to the fulfillment prior to or on the Closing Date of all of the following conditions with respect to such Investor, any of which may be waived in whole or in part by the Company.

(a)           Covenants; Representations and Warranties.  (i)  The Investors shall have performed in all material respects all covenants and agreements contained in this Agreement required to be performed by the Investors on or prior to the Closing, (ii) the representations and warranties of the Investors contained in Section 3.7 and Section 3.14 shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct could not, individually or in the aggregate, reasonably be expected to affect the Intended Tax Treatment, and (iii) the representations and warranties of the Investors contained in Section 3 and the representations and warranties of the Capped Investors contained in Section 1.4 of this Agreement shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, material adverse effect on such Investor’s ability to perform its obligation under the Transaction Documents.

(b)           Form 10 Effectiveness.  The Form 10 shall have been declared effective by the Commission.

(c)           Distribution.  Ironwood and the Company shall have completed the Distribution substantially on the terms described in the Separation Agreement.

5.3.         Conditions of Each Party’s Obligations.  The respective obligations of each party to consummate the transactions at the Closing contemplated hereunder are subject to the absence of any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, in each case of the foregoing authorities, agencies or bodies, of competent jurisdiction, prohibiting or enjoining the transactions contemplated by this Agreement.

6.             Covenants.

6.1.         Separation and Distribution.  The Company shall use commercially reasonable efforts to consummate the Separation and Distribution as soon as practicable following the date of the Original Agreement.  The Company shall consult with the Required Investors’ as to proposed material changes to the Form 10 and the Separation Agreement from the drafts of such documents attached hereto; provided, that such consultation shall not imply any requirement on the Company to incorporate any comments from the Required Investors as to any such changes (without limiting the conditions in Sections 5.1(f) and 5.1(g)).

6.2.         Furnishing of Information.  In order to enable the Investors to sell the Shares under Rule 144, for a period of twelve (12) months from the consummation of the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the consummation of the Closing pursuant to the Exchange Act.

6.3.         Integration.  The Company shall use its commercially reasonable efforts such that neither it nor any of its Affiliates shall sell, offer for sale or solicit offers to buy any security that will be integrated with the offer or sale of the Shares hereunder that would require the registration under the Securities Act of the sale of Shares hereunder to the Investors.

6.4.         Delivery of Shares After Closing. The Company shall deliver or cause to be delivered to each Investor evidence of the book-entry issuance of the Shares purchased by such Investor within three (3) Trading Days of the Closing Date.

6.5.         Form D; Blue Sky.   The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Investor. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary (if any) in order to obtain an exemption for or to qualify the Shares solely with respect to the sale contemplated by this Agreement to the Investors (and without any obligation on the Company as to any resales) under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Investor.

7.             Transfer Restrictions; Restrictive Legend.

7.1.         Transfer Restrictions.  Each Investor understands that the Company (or its transfer agent) may, as a condition to the transfer of the Shares, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act or by Rule 144 under the Securities Act, unless such transfer is covered by an effective registration statement.  It is understood that the certificates evidencing the Shares may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in compliance with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan with a nationally recognized NYSE-member prime broker.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge.  No notice shall be required of such pledge, but Investor must notify the Company as promptly as practicable prior to any such subsequent transfer or foreclosure.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  The Company will use commercially reasonable efforts (and in any event, at the appropriate Investor’s expense) to execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder Each Investor acknowledges and agrees that, except as otherwise provided in Section 7.2, any Shares subject to a pledge or security interest as contemplated by this Section 7.1 shall continue to bear the legend set forth in this Section 7.1 and be subject to the restrictions on transfer set forth in this Section 7.1.

7.2.         Unlegended Certificates.  Subject to the receipt of standard written documentation provided by the holder pursuant to Rule 144 and a representation that the holder is not an Affiliate of the Company, the Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act for a transfer of such Shares to the public has been satisfied or (y) at such time as a registration statement is available for the transfer of such Shares.

8.             Registration Rights.

8.1.         Registration Statements.

(a)           Filing of Registration Statement. As soon as reasonably practicable following the Closing Date, but no later than five (5) Business Days after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 or, if the Company is not required to file an Annual Report on Form 10-K for the year ended December 31, 2018, within five (5) Business Days after the Closing Date, the Company shall prepare and confidentially submit to the Commission one draft Registration Statement on Form S-1, covering the resale of all of the Registrable Securities, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter. The Company shall not register additional shares of Common Stock (other than a registration on Form S-8 or any successor form) until such Registration Statement is declared effective or, if earlier, until the Registrable Securities no longer constitute Registrable Securities. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 8.2(c) to the Investors and their counsel prior to its filing or other submission. Without the consent of the Required Investors, the Company shall not provide piggyback registration rights on such Registration Statement until the earlier of (i) the date on which at least 90% of the Registrable Securities covered by such Registration Statement, as amended from time to time, no longer constitute Registrable Securities, or (ii) one (1) year from the date of the Original Agreement.

(b)           Expenses. The Company shall pay all Company expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel (but excluding any fees of any counsel to the Investors) and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)           Effectiveness.

(1)           The Company shall use commercially reasonable efforts to have the Registration Statement filed pursuant to Section 8.1(a) declared effective as soon as practicable after the initial confidential submission. The Company shall respond promptly to any and all comments made by the staff of the Commission on such Registration Statement, and shall submit to the Commission, with five (5) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than three (3) Business Days after the submission of such request. The Company shall notify the Investors by e-mail as promptly as reasonably practicable, and in any event, within twenty-four (24)

hours, after such Registration Statement is declared effective and shall simultaneously provide or make available to the Investors copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(2)           The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, that such delays in accordance with this clause (A) shall not exceed more than seventy-five (75) days (which need not be consecutive days) in the aggregate in any twelve (12) month period, or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. In the event of the Company’s breach of its obligations with respect to clause (A) of this Section 8.1(c)(2), each Investor shall be entitled to a payment (with respect to the Registrable Securities of each such Investor), as compensation and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 60-day period, which shall accrue daily, for the first 60 days following the 75th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 60-day period, which shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 60-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within twenty Business Days after the end of each such 60-day period. Any Liquidated Damages shall be paid to each Investor in immediately available funds. The accrual of Liquidated Damages to an Investor shall cease at the earlier of (i) the cessation of such suspension, (ii) when such Investor no longer holds Registrable Securities, or (iii) the expiration of any obligation to maintain such Registration Statement or Prospectus pursuant hereto, and any payment of Liquidated Damages shall be prorated for any period of less than 60 days in which the payment of Liquidated Damages ceases. The Company may request a waiver of the Liquidated Damages, which may be granted by the Required Investors on behalf of all of the Investors, and notwithstanding the failure to obtain such waiver, each Investor may individually grant or withhold its consent to such request in its discretion.  “Liquidated Damages Multiplier” means the product of the Purchase Price times the number of Registrable Securities purchased by such Investor that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act. The Investors acknowledge and agree that the Investor’s actual harm caused by a breach of the Company’s obligations with respect to clause (A) of this Section 8.1(c)(2) would be impossible or very difficult to accurately estimate or prove, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from such breach. The Company’s payment of the Liquidated Damages is the Company’s sole liability and entire obligation, and the Investor’s exclusive remedy, for any such breach.

8.2.         Company Obligations.  The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company shall:

(a)           use commercially reasonable efforts to cause such Registration Statement, or a successor Registration Statement, including on Form S-3 if the Company becomes eligible to use such form, to become effective and to remain continuously effective (other than during an Allowed Delay) for a period (the “Effectiveness Period”) that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, no longer constitute Registrable Securities, and (ii) one (1) year from the Closing Date;

(b)           use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)           (i) provide copies to and permit counsel designated by the Investors to review and provide comments on each Registration Statement no fewer than two (2) Business Days prior to their filing with the Commission and all amendments and supplements thereto no fewer than one (1) Business Day prior to their filing with the Commission, and (ii) consider comments from the Required Investors for incorporation in such Registration Statements or amendments and supplements thereto in good faith;

(d)           furnish or otherwise make available (including via EDGAR) to the Investors (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought or plans to seek confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)           use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order is issued, obtain the withdrawal of any such order and to notify the Investors of the issuance of such order and the resolution thereof, if applicable;

(f)            use commercially reasonable efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions as are reasonably requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this Section 8.2(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject, but for this Section 8.2(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)           use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the securities exchange, interdealer quotation system or other market on which the Common Stock is then listed;

(h)           promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, subject to Section 8.1(c)(2) hereof, promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)            otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(j)            with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, for a period of twelve (12) months from the consummation of the Closing; (ii) file with the Commission in a timely manner all reports required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request (including via EDGAR), as long as such Investor owns any Registrable Securities, (A) a written statement by the Company whether it has complied with the reporting requirements of the Exchange Act, (B) a copy (or a link to a website containing the same) of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration under Rule 144.

8.3.         Obligations of the Investors.

(a)           Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities and other Company securities held by he, she or it and the intended method of disposition of the Registrable Securities held by he, she or it, as the Company may reasonably request (and in any event within two (2) Business Days of the Company’s request), to respond to requests by the Commission, FINRA or any state securities commission or as may be required to be disclosed by applicable securities laws and shall execute such documents in connection with such registration as the Company may reasonably request. At least two (2) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)           Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 8.1(c)(2), or (ii) the happening of an event pursuant to Section 8.2(h) hereof, such Investor shall use his, her or its commercially reasonable efforts to promptly discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

8.4.         Indemnification.

(a)           Indemnification by the Company.  In consideration of each Investor’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents to which he, she or it is a party, subject to the provisions of this Section 8.4, the Company shall indemnify and hold harmless each Investor, each of its (as applicable) directors, officers, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company including any report and other document filed under the Exchange Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing indemnity will not apply to any Damages to the extent, but only to the extent, that such Damages arise out of or result from any untrue statement or omission contained in any information relating to such Investor furnished in writing by an Investor Party (other than another Investor) to the Company expressly for inclusion in a Registration Statement.

(b)           Indemnification by the Investors.  In consideration of each Investor’s execution and delivery of this Agreement and in addition to all of the Investor’s other obligations under the Transaction Documents to which he, she or it is a party, subject to the provisions of this Section 8.4, each Investor shall indemnify and hold harmless the Company, each of its directors, officers, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) (each, a “Company Party”), from and against all Damages that any Company Party may suffer or incur as a result of or relating to any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Company Party to the extent arising out of or resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act

(including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent that such untrue statement or omission is contained in any information relating to such Investor furnished in writing by an Investor Party (other than another Investor) to the Company expressly for inclusion in a Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 8.4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, give the indemnifying party notice of the commencement thereof.  The indemnifying party will have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8.4, unless and to the extent such failure prejudices the indemnifying party’s ability to defend such action. If the indemnifying party assumes the defense of a claim pursuant to this Section 8.4(c), (x) the indemnifying party shall not be subject to any liability for any settlement made without his, her or its prior written consent, and (y) the indemnifying party shall not settle such claim unless the settlement includes an unconditional release of the indemnified party from all liability with respect to all claims that are the subject of the proceeding.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without his, her or its prior written consent, but such consent may not be unreasonably withheld.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 8.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 8.4, then, and in each such case, such parties shall contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Investor will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The parties agree that it would not be equitable to allocate any such liabilities pro rata or by any method of allocation other than as provided in this clause (d).

(e)           The obligations of the Company and each Investor under this Section 8.4 will survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement or otherwise.

9.             Definitions.  Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 9, shall be construed in accordance with GAAP.

“10% Shareholder” means, as of any time of determination, a Person who owns or has acquired ten percent (10%) or more of any class of outstanding stock of Ironwood or of the Company, including, for the avoidance of doubt, the Shares.

“Action” has the meaning assigned to it in Section 4.14 hereof.

“Additional Investor” has the meaning assigned to it in Section 1.2 hereof.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Allowed Delay” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Articles of Organization” means the Company’s Amended and Restated Articles of Organization in the form attached as an exhibit to the Form 10.

“Board” has the meaning assigned to it in Section 4.6(b) hereof.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the Company’s Amended and Restated Bylaws in the form attached as an exhibit to the Form 10.

“Closing” has the meaning assigned to it in Section 2.1 hereof.

“Closing Date” has the meaning assigned to it in Section 2.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Company” has the meaning assigned to it in the introductory paragraph hereof.

“Company Party” has the meaning assigned to it in Section 8.4(b) hereof.

“Confidentiality Agreement” means, with respect to any Investor, the confidentiality agreement (if any) referred to opposite such Investor’s name on Schedule I in the column entitled “Other Information”.

“control,” “controlled,” “controlled by” and “under common control with” means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of a majority of such Person’s outstanding voting equity or by contract, and with respect to “controlled Affiliates” includes Affiliates controlled by such Person.

“Cushion Shares” shall mean the number of shares of Company stock, if any, reasonably determined by Ironwood and the Company, after consultation with their tax advisors, to be necessary in order to preserve, and to avoid creating risk to, the Intended Tax Treatment.

“Damages” has the meaning assigned to it in Section 8.4(a) hereof.

“Distribution” has the meaning given to such term in the Separation Agreement.

“Effective Form 10” has the meaning assigned to it in Section 5.1(f) hereof.

“Effectiveness Period” has the meaning assigned to it in Section 8.2(a) hereof.

“Effective Separation Agreement” has the meaning assigned to it in Section 5.1(g) hereof.

“Employee Benefit Plan” has the meaning assigned to it in Section 4.16(a) hereof.

“Encumbrances” means any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance.

“Environmental Laws” has the meaning assigned to it in Section 4.19 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning assigned to it in Section 4.24 hereof.

“FDA” has the meaning assigned to it in Section 4.27 hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form 10” means that certain Registration Statement on Form 10, confidentially submitted by the Company with the Commission in connection with the Distribution and in substantially the form made available in the Company’s electronic data room as of the date hereof, as may be amended from time to time after the date hereof.

“Fund” has the meaning assigned to it in Section 3.14(c)(ii) hereof.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Good Clinical Practices” means the international ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects.  In the United States, Good Clinical Practices are established through FDA guidance (including ICH E6).

“Good Laboratory Practices” means the current Good Laboratory Practice (or similar standards) for the performance of laboratory activities for pharmaceutical products as are required by applicable Regulatory Authorities.  In the United States, Good Laboratory Practices are established through FDA regulations (including 21 CFR Part 58), FDA guidance, FDA current review and inspection standards and current industry standards.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“IND” has the meaning assigned to it in Section 4.27 hereof.

“Intellectual Property” means all inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets, know-how and other intellectual property that is used in connection with, and is material to, the business of the Company.

“Intended Tax Treatment” has the meaning assigned to it in the recitals hereto.

“Investment Policies,” has the meaning assigned to it in Section 3.14(a) hereof.

“Investment Trades” has the meaning assigned to it in Section 3.14(a) hereof.

“Investor Commission Affiliate” means (a) any fund that, with respect to such Investor, is (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) part of the same group of “investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, or (b) any other Person whose ownership of securities is aggregated with that of such Investor for purposes of any filings with the Commission.

“Investor Commitment Amount” has the meaning assigned to it in Section 1.1 hereof.

“Investor Consent” has the meaning assigned to it in Section 5.1(f) hereof.

“Investor Party” has the meaning assigned to it in Section 8.4(a) hereof.

“Investors” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Investors and any transferees of Investors who are obligated to execute and deliver this Agreement in connection with such transfer.

“Investor Tax Affiliate” means, with respect to an Investor, any entity or individual whose ownership of stock would be attributable to or aggregated with such Investor under Section 355(e)(4)(C) of the Code.

“Joinder” has the meaning assigned to it in Section 1.2 hereof.

“knowledge” or any similar phrase means (a) with respect to the Company, the actual knowledge of the principal executive officer, principal financial officer and chief scientific officer of the Company and (b) with respect to each Investor, the actual knowledge of the persons included in the “Knowledge Group” listed opposite such Investor’s name on Schedule I in the column entitled “Other Information”.

“Laws” has the meaning assigned to it in Section 4.17 hereof.

“Liens” has the meaning assigned to it in Section 4.22 hereof.

“Liquidated Damages” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Liquidated Damages Multiplier” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Material Adverse Effect” means (a) any material adverse effect on the ability of the Company to consummate the issuance of Shares contemplated by this Agreement or (b) any material adverse effect on the financial condition, business or results of operations of the Company; provided that none of the following will constitute a Material Adverse Effect: any event, effect, circumstance, change, occurrence, fact or development resulting from or relating to (i) general business, industry or economic conditions, (ii) local, regional, national or international political or social conditions, including the engagement (whether new or continuing) by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, any natural or man-made disaster or acts of God, acts of terrorism or sabotage, (iii) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or regulatory accounting requirements or interpretations thereof that apply to the Company (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) changes in Laws, (vi) the negotiation, execution, or delivery of this Agreement or any of the other Transaction Documents or the Separation Agreement or the filing of the Form 10, or the announcement, pendency or consummation of any of the transactions contemplated hereby or thereby, including the impact thereof on relationships with third parties (such as (A) any loss of existing employees, consultants or independent contractors, (B) any loss of, or reduction in business by or revenue from, existing customers, or (C) any disruption in or loss of vendors, suppliers, distributors, partners, contractors or similar third parties), (vii) the taking of, or the failure to take, any action expressly required by this Agreement or any of the other Transaction Documents or consented to, in writing by the Required Investors, (viii) any costs or expenses incurred or accrued by the Company in connection with this Agreement or the transactions contemplated hereby, or (ix) any failure by the Company (in the aggregate or otherwise) to meet estimates, expectations, projections or forecasts or revenue or earnings predictions for any period (provided that the exception set forth in this clause (x) shall not prevent or otherwise affect any determination that the underlying reasons for any such failure constitutes or contributed to a Material Adverse Effect), except to the extent that such event, effect, circumstance, change, occurrence, fact or development arising from or related to the matters in clauses (i), (ii), (iv) and (v) disproportionately affects the Company as compared to other businesses operating in the industries or markets in which the Company operates.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated by the Commission.

“Maximum Company Liability” means an amount equal to the Purchase Price multiplied by the number of Shares sold to the Investors pursuant to this Agreement.

“Money Laundering Laws” has the meaning assigned to it in Section 4.25 hereof.

“OFAC” has the meaning assigned to it in Section 3.17 hereof.

“Option” shall mean options to purchase or otherwise acquire Common Stock granted under the Company’s equity compensation plans.

“Options Deemed Outstanding” means the aggregate number of shares of Common Stock issuable pursuant to the exercise of Options then outstanding (assuming for this purpose that all such Options are fully vested, and excluding for this purposes RSUs (as defined in the Form 10)) multiplied by the Treasury Stock Ratio.

“Original Agreement” has the meaning assigned to it in the recitals hereto.

“Ownership Cap” means a number of shares of Common Stock equal to 46% of the total shares of Common Stock then outstanding (after giving effect to the issuance of the Shares at Closing).

“PCAOB” has the meaning assigned to it in Section 4.31 hereof.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Pre-Money Valuation” means $250,000,000.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Purchase Price” has the meaning assigned to it in Section 1 hereof.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means, collectively, the Shares and any other securities issued or issuable with respect to or in exchange for the Shares, whether by merger, charter amendment or otherwise; provided that a security shall cease to be a Registrable Security upon (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Investor shall cease to be a Registrable Security); or (B) becoming eligible for sale without volume restrictions by the applicable Investor pursuant to Rule 144 (but only if such shares are permitted to be unlegended under Section 7.2).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulatory Authorities” has the meaning assigned to it in Section 4.27 hereof.

“Regulatory Permits” has the meaning assigned to it in Section 4.27 hereof.

“Required Investors” means, prior to the Closing, Investors entitled to acquire at least a majority of the Shares to be issued hereunder based on the total Investor Commitment Amounts at such time, and following the Closing, Investors holding at least a majority of the Shares then beneficially owned by all Investors.

“Requisite Notice” has the meaning assigned to it in Section 11 hereof.

“Securities Act” or “Act” means the Securities Act of 1933, as amended.

“Separation” has the meaning assigned to such term in the recitals hereto.

“Separation Agreement” has the meaning assigned to such term in the recitals hereto.

“Shares” has the meaning assigned to such term in the recitals hereto.

“Shares Deemed Outstanding” means a number equal to the sum of: (i) all shares of Common Stock of the Company then outstanding, (ii) all RSUs (as defined in the Form 10) then outstanding, and (iii) all Options Deemed Outstanding, in each case after giving effect to the Distribution but excluding the Shares to be issued pursuant to this Agreement.

“Specified Investor” means the Investor or Investors identified on Schedule II.

“Studies” has the meaning assigned to such term in Section 4.28 hereof.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Testing Shares” means the aggregate number of Shares issued to the Investors at the Closing pursuant to this Agreement (after taking into account the effect of Section 1.4, if applicable) plus any Cushion Shares.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market.

“Transaction Documents” means this Agreement, the Joinders and any other agreement between the Company and an Investor that expressly identifies itself as a Transaction Document.

“Treasury Stock Ratio” means the number determined by subtracting (a) the number (rounded to the nearest 1/10000) determined by dividing (i) the aggregate value of the exercise price of all Options then outstanding with an exercise price less than the Purchase Price by (ii) the aggregate value of all shares of Common Stock (such value to be determined for this purpose by multiplying the number of such shares of Common Stock by the Purchase Price) issuable upon exercise of all such Options (assuming for this purpose that all such Options are fully vested), from (b) 1.0000; provided, however, that the Treasury Stock Ratio shall not be less than zero.

10.                               Survival.  The representations, warranties, covenants, indemnities and agreements contained in this Agreement and in the other Transaction Documents shall survive the Closing of the transactions contemplated by this Agreement, subject as applicable to the last sentence of Section 11.

11.                               Indemnification of Investors.  Subject to the provisions of this Section 11, from and after the consummation of the Closing, the Company will indemnify and hold each Investor Party harmless from any and all actual out-of-pocket costs and expenses, including  all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (subject to the other provisions of this Section 11) that any such Investor Party may suffer or incur as a result of or relating to (a) any action instituted against an Investor or Investor Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor or Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (b) the Separation Agreement, the Separation and/or the Distribution.  Promptly after receipt by any Investor Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 11, such Indemnified Person shall promptly notify the Company in writing (the “Requisite Notice”) and the Company shall assume sole control of the defense thereof as part of its own defense, and the fees and expenses thereof shall be borne by the Company; provided, however, that (x) the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to notify and (y) the Company’s counsel shall not be entitled to have sole control over the defense of any such proceeding if there is an actual conflict of interest between the Company and such Indemnified Person under applicable principles of legal ethics which require both the Indemnified Person and the Company to consent to joint representation in such proceeding and the Company shall, in such case, be responsible for the reasonable fees and expenses of such additional counsel. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the Company’s counsel shall control the defense, and the fees and expenses of such additional counsel shall be at the expense of such Indemnified Person.  If the Indemnified Person refuses to allow the Company’s counsel to control the defense, or does not reasonably cooperate with the Company in connection with such defense (in each case, excluding situations where there is an actual conflict of interest as referred to above) after notice and a ten day cure period for curing such compliance, the Company shall have no obligation of indemnification or defense hereunder. Notwithstanding anything to the contrary contained herein, the Company’s aggregate cumulative liability under this Section 11 shall not exceed the Maximum Company Liability.  For the avoidance of doubt, the Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned (provided that for the avoidance of doubt the Company shall be permitted to withhold consent as to any such settlement that is reasonably likely to prejudice the Company or its Affiliates in a related proceeding). Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or is reasonably likely to be a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release (without admission of liability) of such Indemnified Person from all liability arising out of such proceeding and such settlement does not contain non-monetary obligations that materially adversely affect such Indemnified Person.  The Company’s obligations under this Section 11 shall terminate on the second anniversary of the consummation of the Closing; provided, however, that the Company’s obligations which terminate pursuant to this sentence shall not terminate with respect to any claim with respect to which the Company has been given the applicable Requisite Notice from the Indemnified Person prior to the second anniversary of the Closing Date.

12.                               Enforcement; Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance, injunctive and other equitable relief under the

Transaction Documents.  The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation (i) security or the posting of any bond in connection with such relief, or (ii) the defense that a remedy at law would be adequate.

13.                               Miscellaneous.

13.1.                     Waivers and Amendments.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only in writing executed by the Company and the Required Investors; provided, that (i) such written consent must also be executed by any Investor that is materially, disproportionately and adversely affected, and (ii) no amendment or waiver may increase the obligations of any Investor without the prior written consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

13.2.                     Notices.  Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by facsimile or e-mail or (iii) delivered by overnight courier, in each case, addressed as follows:

If to the Company to:

Cyclerion Therapeutics, Inc.

301 Binney Street

Cambridge, MA 02142

Attention:                                         General Counsel

Facsimile:

E-mail:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:                                         Paul Kinsella

Facsimile:                                         (617) 235-0822

E-mail:                                                        paul.kinsella@ropesgray.com

and

Hughes Hubbard & Reed LLP

One Battery Park Plaza, 12th floor

New York, NY 10004-1482

Attention:                                         Ken Lefkowitz

Facsimile:                                         (212) 299-6557

E-mail:                                                        ken.lefkowitz@hugheshubbard.com

If to any Investor:

To the address set forth on Schedule I hereto;

or at such other address as the Company or such Investor each may specify by written notice to the other parties hereto.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 13.2.  Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or e-mail (or, if delivered or transmitted after normal business hours at the location of recipient, on the next Business Day), one Business Day after the date when sent by overnight delivery services or seven days after the date so mailed if by certified or registered mail.

13.3.                     Cumulative Rights.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.4.                     Successors and Assigns; Syndication.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Investors and the successors of the Company, whether so expressed or not. Prior to the Closing Date, the Investors may transfer and assign any portion of their rights and obligations to acquire Shares at the Closing under this Agreement to a Person or Persons only with the prior written consent of the Company; provided that each such transferee shall become a party to this Agreement as an “Investor” hereunder, and Schedule I shall be updated accordingly to include such transferee and reflect the number of Shares to be acquired by such transferee at the Closing pursuant to the terms and conditions of this Agreement. Following the Closing Date, (a) an Investor may transfer and assign the portion of his, her or its rights and obligations under this Agreement under Section 8 (but no other Section) to a transferee of all or a portion of the Shares purchased under this Agreement by such Investor, and (b) an Investor may transfer and assign all of its rights and obligations under this Agreement to its Affiliate in connection with the transfer of all or a portion of the Shares purchased under this Agreement by such Investor to such Affiliate. Any Investor Tax Affiliate or Investor Commission Affiliate transferee of Shares shall be required to make the representations and warranties contained in Section 3.14 (both as of the date of the Original Agreement and as of the date of such transfer) as to itself for the benefit of the Company prior to effecting such transfer. Any attempt to assign or transfer any right hereunder in violation of this Section 13.4 shall be void ab initio.

13.5.                     Headings.  The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13.6.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles.

13.7.                     Fees and Expenses.  Each party shall bear his, her or its own fees and expenses incurred in connection with the transactions contemplated hereby.

13.8.                     Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

13.9.                     Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTORS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTORS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTORS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE.  The Company acknowledges that it has been informed by the Investors that the provisions of this Section 13.9 constitute a material inducement upon which the Investors are relying and will rely in entering into this Agreement.  Any Investor or the Company may file an original counterpart or a copy of this Section 13.9 with any court as written evidence of the consent of the Investors and the Company to the waiver of the right to trial by jury.

13.10.              Termination.  This Agreement will terminate in its entirety immediately upon the termination of the Separation Agreement (without regard to the other “Transaction Agreements” referred to therein) prior to the Closing; provided, that if the Closing has not occurred on or before April 15, 2019, the Required Investors or the Company may terminate this Agreement in its entirety by written notice to the Company and each of the Investors; provided, further, that if the Closing has not occurred on or before May 15, 2019, any Investor (with respect to his, her or its Investor Commitment Amount) may terminate this Agreement in its entirety as to itself and the Company by written notice to the Company; provided, however that any such termination shall not relieve any party from liability for a willful breach of any of his, her or its obligations under this Agreement occurring prior to such termination.

13.11.              Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

13.12.              Entire Agreement.  The Transaction Documents and the Confidentiality Agreements contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

13.13.              No Presumption.  With regard to each and every term and condition of this Agreement and the other Transaction Documents, the parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

13.14.              Severability.  If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable.  Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

13.15.              Waiver of Conflicts. Each party to this Agreement acknowledges that Ropes & Gray LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives his, her or its informed consent to Ropes & Gray LLP’s representation of certain of the Investors in such unrelated matters and to Ropes & Gray’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

13.16.                                                              Amendment and Restatement.  Notwithstanding anything to the contrary contained herein (including references to “the date hereof” contained herein), and notwithstanding the amendment and restatement of the Original Agreement, (a) each of the Specified Investor and the Company acknowledge and agree that such amendment and restatement shall not affect the timing of the representations and warranties made by either party to the other in accordance with the Original Agreement, and (b) each of the Additional Investors and the Company acknowledge and agree that such amendment and restatement shall not affect the timing of the representations and warranties made by either party to the other in accordance with the terms of the Joinders entered into between each Investor and the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Common Stock Purchase Agreement to be duly executed as of the day and year first above written.

THE COMPANY

CYCLERION THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Common Stock Purchase Agreement]

Investors:

[INVESTORS]

By:
Name:
Title:

[Signature Page to Amended and Restated Common Stock Purchase Agreement]